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                                  EXHIBIT 23(g)

                   CONSENT OF ORKLA FINANS (FONDSMEGLING) ASA

        Orkla Finans (Fondsmegling) A.S. hereby consents to the use of its name in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain Oil Incorporated ("Fountain") in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.



                                            /s/ INGE K. HANSEN
                                            -----------------------------------

                                            Orkla Finans (Fondsmegling) ASA

May 11, 1998